As filed with the Securities and Exchange Commission on April 3, 2007
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  SPEEDUS CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                                                13-3853788
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                              Identification
                                                                  Number)
                         9 Desbrosses Street, Suite 402
                               New York, NY 10013
                    (Address of principal executive offices)

--------------------------------------------------------------------------------
                     Speedus Corp. 1995 Stock Incentive Plan
                     Speedus Corp. 2005 Stock Incentive Plan
                            (Full title of the plans)
--------------------------------------------------------------------------------

                               Shant S. Hovnanian
                      President and Chief Executive Officer
                                  Speedus Corp.
                         9 Desbrosses Street, Suite 402
                               New York, NY 10013
                                 (888) 773-3669
 (Name, address and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

                                    Copies to
                                    --------

                              Bruce R. Kraus, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000

                                              CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== =====================
Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered          registered (3)(4)       offering price per      aggregate offering      registration fee
                                                         share (5)               price (5)
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.01 par         740,632 (1)
value per share               1,259,368 (2)                $1.25                $2,500,000               $76.75

========================= ======================= ======================== ====================== =====================
=======================================================================================================================

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   (1) This Registration Statement covers 740,632 shares of the common stock of
Speedus Corp., $0.01 par value per share (the "Common Stock"), issuable pursuant to the Speedus Corp. 1995 Stock Incentive Plan (the "1995 Plan").

   (2) This Registration Statement also covers 1,259,368 shares of Common Stock, issuable pursuant to the Speedus Corp. 2005 Stock Incentive Plan (the "2005 Plan").

   (3) This Registration Statement also covers 1,636,459 shares of Common Stock (the "Outstanding Shares") which may become available to be offered and sold under the 2005 Plan, which shares were originally authorized for issuance under the 1995 Plan and which remain outstanding thereunder, because of expirations or cancellations of outstanding options under the 1995 Plan. The Outstanding Shares are currently subject to one or more Registration Statements on Form S-8 filed with the Securities and Exchange Commission, with respect to which the Company has paid a filing fee. Because the Company has already paid a filing fee with respect to the offer and sale of the Outstanding Shares, the Company is not paying a registration fee for the offer and sale of these securities pursuant to the 2005 Plan.

   (4) In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

   (5) Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act.
================================================================================

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Speedus Corp., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (b) The description of the Common Stock of the Company incorporated by reference into the Company's Registration Statement on Form 8-A, filed on January 19, 1996 pursuant to the Exchange Act, contained in the Company's Registration Statement on Form S-1, filed on October 18, 1995 pursuant to the Securities Act, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, filed on December 1, 1995, January 16, 1996 and February 5, 1996 respectively, pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware Law, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

Item 8.  EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plans.

     23.1    Consent of PricewaterhouseCoopers LLP.

     23.2    Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

     24      Power of Attorney (reference is made to the signature page hereto).

Item 9.        UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 27th day of March, 2007.

                                  Speedus Corp.


                                  By: /s/ Shant S. Hovnanian
                                      ------------------------------------------
                                      Shant S. Hovnanian
                                      President, Chief Executive Officer and
                                      Chairman of the Board of Directors

         Each of the undersigned officers and directors of Speedus Corp. hereby severally constitutes and appoints Shant S. Hovnanian and Thomas M. Finn, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     Signature                                        Title                                  Date
                     ---------                                        -----                                  ----

/s/ Shant S. Hovnanian
--------------------------------------------------       Chairman of the Board,                         March 27, 2007
Shant S. Hovnanian                                       President and Chief Executive
                                                         Officer (principal executive
                                                         officer)


/s/ Thomas M. Finn
---------------------------------------------------      Treasurer and Chief Financial                  March 27, 2007
Thomas M. Finn                                           and Accounting Officer
                                                         (principal financial and
                                                         accounting officer)


/s/ Vahak S. Hovnanian                                   Director                                       March 30, 2007
---------------------------------------------------
Vahak S. Hovnanian




/s/ William F. Leimkuhler                                Director                                       March 29, 2007
---------------------------------------------------
William F. Leimkuhler


/s/ Jeffrey Najarian                                     Director                                       March 27, 2007
---------------------------------------------------
Jeffrey Najarian


/s/ Christopher Vizas                                    Director                                       March 30, 2007
---------------------------------------------------
Vizas
Christopher Vizas


                                INDEX TO EXHIBITS



Exhibit No.  Description of Exhibit
-----------  ----------------------

5            Opinion of Willkie Farr & Gallagher LLP.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

24           Power of Attorney (reference is made to the signature page hereto).